                                                                    EXHIBIT 10.2

                        ADDITIONAL REDEMPTION AGREEMENT

          This Additional Redemption Agreement (the "Agreement") is made as of February 5, 1999 by and between Korn/Ferry International, a California corporation (the "Company") and Richard M. Ferry ("Ferry").

                                R E C I T A L S

          WHEREAS, pursuant to certain Purchase Agreements between the Company and certain shareholders of the Company (the "Sellers") dated as of December 31, 1994 (collectively, the "1994 Purchase Agreement"), the Sellers agreed to have certain shares of the Company's common stock, no par value (the "Common Stock"), redeemed by the Company in an integrated fixed redemption plan initiated by the Company that required the redemption of a portion of the holdings of any shareholder whose aggregate ownership of securities exceeded a certain level of equity ownership in the Company (the "Redemption");

          WHEREAS, pursuant to the Redemption, 304,223 shares of Common Stock owned by Ferry were redeemed by the Company (the "Redeemed Stock");

          WHEREAS, the redemption price consisted of (i) a fixed amount of $7.29 per share of Redeemed Stock (the "Fixed Redemption Amount"), (ii) a contingent additional amount (the "Additional Redemption Amount") payable if the Company engaged in any extraordinary transaction, such as a public offering of the Common Stock of the Company at any time prior to December 31, 2004 (an "Initial Public Offering") and (iii) one share of Series A Preferred Stock for each 100 shares of Common Stock redeemed;

          WHEREAS, the Fixed Redemption Amount resulted in a total payment of $2,217,785.60, with $369,484.77 paid in cash and the balance of $1,848,300.90 paid in the form of a promissory note in the principal amount of $1,826,124.72 (the "Fixed Redemption Promissory Note") and $22,176.18 in the form of 3,042 shares of Series A Preferred Stock at $7.29 per share;

          WHEREAS, in the event of an Initial Public Offering, the Additional Redemption Amount per share was defined in the 1994 Purchase Agreement to be an amount equal to the amount Ferry would have received in an Initial Public Offering had the Redeemed Stock not been redeemed in the Redemption, reduced by the Fixed Redemption Amount plus 8.5% per annum accrued interest;

          WHEREAS, because the Company's current balance of cash and cash equivalents is not sufficient to pay the aggregate Additional Redemption Amount and therefore a substantial amount of the proceeds from the Initial Public Offering would have been required to pay the total aggregate Additional Redemption Amount rather than providing new capital for the Company, each Seller has agreed with the Company to reduce the Additional Redemption Amount otherwise required to be paid to such Seller by 30.25% (the "Negotiated Adjustment Percentage");

          WHEREAS, the Company and Ferry desire to enter into this Agreement to reduce the Additional Redemption Amount otherwise required to be paid to Ferry by the Negotiated Adjustment Percentage;

          WHEREAS, concurrent with the transactions contemplated in this Agreement and as part of the Redemption, all shares of Series A Preferred Stock issued pursuant to the 1994 Purchase Agreement will be retired in an amount equal to $7.29 per share of Series A Preferred Stock plus all accrued and unpaid dividends to date (the "Preferred Stock Amount"); and

          WHEREAS, upon completion of the transactions contemplated in this Agreement and the retirement of all shares of Series A Preferred Stock, all obligations of the Company and Ferry in respect of the Redemption will have been satisfied.

                               A G R E E M E N T

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and Ferry hereby agree as follows:

                                   SECTION 1

                            PAYMENT; MUTUAL RELEASE

          1.1  Payment.  Subject to the terms and conditions contained herein,
               -------
the Company agrees to pay Ferry at the time and manner set forth in Section 4 the sum of (i) the outstanding principal balance of the Fixed Redemption Promissory Note at the Closing (as defined in Section 4.1) plus all accrued and unpaid interest thereon; (ii) the Preferred Stock Amount and (iii) an amount equal to the product of 1,216,892 shares (after giving effect to the 4 to 1 stock split) times the difference between (a) the initial price of the shares of Common Stock sold by the Underwriters to the public in the Initial Public Offering (the "Initial Offering Price") times 0.6975 and (b) the Fixed Redemption Amount plus 8.5% per annum accrued interest since the date of the Redemption (collectively, the "Payment Amount") as payment in full of (x) the Fixed Redemption Promissory Note, (y) the retirement of the Series A Preferred Stock; and (z) the Additional Redemption Amount owed to Ferry under the 1994 Purchase Agreement.

                                   SECTION 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Ferry as follows:

          2.1  Organization and Powers.  The Company is a corporation duly
               -----------------------
organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and as now proposed to be conducted and to enter into this Agreement and carry out the transactions contemplated hereby.

          2.2  Authorization and Binding Obligation.  The execution, delivery
               ------------------------------------
and performance of this Agreement, including, but not limited to, the payment of the Payment Amount, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement is the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

          2.3  Compliance with Other Instruments.  The Company is not in
               ---------------------------------
violation of any term of its Articles of Incorporation or Bylaws, or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and, to the best of its knowledge, is not in violation of any order, statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company. The execution, delivery and performance of and compliance with this Agreement, and the payment of the Payment Amount, have not resulted and will not result in any violation of, or conflict with, or constitute a default under, the Company's Articles of Incorporation or Bylaws or any of its material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any material portion of the properties or assets of the Company.

                                   SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF FERRY

          Ferry hereby represents and warrants to the Company as follows:

          3.1  Experience.  Ferry, through his authorized representative or
               ----------
otherwise, has experience in evaluating the fairness of the Negotiated Adjustment Percentage to the Additional Redemption Amount and the terms of this Agreement, and is capable of evaluating the merits and risks of this Agreement and has the capacity to protect his own interest in entering into this Agreement with the Company.

          3.2  Authorization and Binding Obligation.  Ferry is duly authorized
               ------------------------------------
to execute, deliver and perform this Agreement. This Agreement is the legally valid and binding obligation of Ferry, enforceable against him in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

          3.3  Compliance with Other Instruments.  The execution of this
               ---------------------------------
Agreement by Ferry does not, and the performance by Ferry of his obligations hereunder will not, constitute a violation of, conflict with or result in a default under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Ferry is bound.

          3.4  No Prior Transfer.  Ferry has not transferred, assigned or
               -----------------
pledged all, or any part, of his rights under the 1994 Purchase Agreement, and the release by Ferry of his rights under the 1994 Purchase Agreement will constitute a full and complete release of any right owed under the 1994 Purchase Agreement, subject to Section 1546 of the California Civil Code.

          3.5  Review of Appraisals.  Ferry has reviewed the appraisals of the
               --------------------
fair market value of the Common Stock of the Company as of April 30, 1998, and June 30, 1998 prepared by Houlihan Lokey Howard & Zukin.

                                   SECTION 4

                                    CLOSING

          4.1  Closing.  The closing of the transaction contemplated in Section
               -------
1 of this Agreement (the "Closing") will take place at the offices of the Company, 9:00 a.m. two business days after the consummation of the Initial Public Offering.

          4.2  Payment by Wire Transfer.  At the Closing, the Company will pay
               ------------------------
the Payment Amount by wire transfer to an account designated by Ferry.

          4.3  Delivery of Executed Release.  Subject to the terms and
               ----------------------------
conditions contained herein, at the Closing, each of Ferry and the Company agree to execute and deliver a mutual release, in the form attached hereto as Exhibit A (the "Mutual Release").

          4.4  Payment of Preferred Stock Amount.  The Company shall pay Ferry
               ---------------------------------
the Preferred Stock Amount upon the retirement of the Series A Preferred Stock.

                                   SECTION 5

                        CONDITIONS PRECEDENT TO CLOSING

          5.1  Conditions Precedent to Closing.  The obligations of the Company
               -------------------------------
and Ferry under this Agreement will be subject to the fulfillment of each and all of the following conditions at or before the Closing, each of which is individually deemed material.

          5.2  Representations and Warranties.  The representations and
               ------------------------------
warranties made by the Company and Ferry will be true and correct on and as of the Closing to the same extent and with the same effect as if made on and as of the Closing.

          5.3  Consummation of Initial Public Offering.  The Initial Public
               ---------------------------------------
Offering of the Common Stock of the Company will have been consummated.

                                   SECTION 6

                                  TERMINATION

          6.1  Termination.  If the Closing does not occur on or before June 30,
               -----------
1999, this Agreement will terminate.

                                   SECTION 7

                                 MISCELLANEOUS

          7.1  Governing Law. This Agreement will be governed and construed in
               -------------
all respects in accordance with the laws of the State of California.

          7.2  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          7.3  Entire Agreement; Amendment.  This Agreement and the other
               ---------------------------
documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          7.4  Notices, etc.  All notices and other communications required or
               -------------
permitted hereunder will be in writing and will be mailed by registered or certified mail, postage prepaid, or otherwise delivered by messenger, addressed to the address set forth on the signature page hereto, or at such other address as a party shall have furnished the other party by notice given in the above manner.

          Each such notice or other communication will for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or three (3) business days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

          7.5  Expenses.  If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.6  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which may be executed by less than all of the parties, each of which will be enforceable against the party actually executing such counterpart, and all of which together will constitute one instrument.

          7.7  Severability.  In the event that any provision of this Agreement
               ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

          7.8  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

          7.9  Legal Counsel.  In entering into this Agreement, the parties
               -------------
represent that they have relied upon the advice of their respective attorneys, who are attorneys of their own choice, and that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

          IN WITNESS WHEREOF, the parties hereto have executed this Additional Redemption Agreement as of the date first above written.

                                   "COMPANY"
                                   KORN/FERRY INTERNATIONAL



                                   By: /s/ Elizabeth S.C.S. Murray
                                       --------------------------------
                                   Name:  Elizabeth S.C.S. Murray
                                   Title: Chief Financial Officer
                                            and Executive Vice President

                                   Notice Address:  Korn/Ferry International
                                                    1800 Century Park East
                                                    Suite 900
                                                    Los Angeles, CA  90067

                                   "FERRY"
                                   RICHARD M. FERRY


                                   /s/ Richard M. Ferry
                                   ------------------------------
                                   Name:  Richard M. Ferry
                                   Notice Address:  c/o Korn/Ferry International
                                                    1800 Century Park East
                                                    Suite 900
                                                    Los Angeles, CA  90067

                            MUTUAL RELEASE OF CLAIMS

          This Mutual Release of Claims (this "Mutual Release") is made as of February 5, 1999 by and between Korn/Ferry International, a California corporation (the "Company") and Richard M. Ferry ("Ferry").

                                R E C I T A L S

          WHEREAS, pursuant to certain Purchase Agreements between the Company and certain shareholders of the Company (the "Sellers") (collectively, the "1994 Purchase Agreement"), the Sellers agreed to have certain shares of the Company's common stock, no par value (the "Common Stock"), redeemed by the Company in an integrated fixed redemption plan initiated by the Company that required the redemption of a portion of the holdings of any shareholder whose aggregate ownership of securities exceeded a certain level of equity ownership in the Company (the "Redemption");

          WHEREAS, the Company and Ferry have entered into the Additional Redemption Agreement dated as of February 5, 1999 (the "Additional Redemption Agreement") with respect to the amounts required to be paid to Ferry to complete the Redemption; and

          WHEREAS, upon completion of the transactions contemplated in the Additional Redemption Agreement and the retirement of all shares of Series A Preferred Stock of the Company, all obligations of the Company and Ferry in respect of the Redemption will have been satisfied.

                               A G R E E M E N T

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and Ferry hereby agree as follows:

          1.  Release of the Company by Ferry.  Except for the obligations of
              -------------------------------
the Company set forth in the Additional Redemption Agreement, Ferry, on behalf of himself and his representatives, successors and assigns, completely releases and forever discharges the Company and each of its predecessors, successors, assigns, affiliates, agents, directors, officers, employees, representatives and attorneys of such companies, and all persons acting by, through, under or in concert with any of them (collectively, referred to as "Company Releasees"), from any and all demands, charges, complaints, liabilities, obligations, promises, agreements, damages, suits, costs, losses debts and expenses (including attorneys' fees and costs actually incurred) of any nature, known or unknown (collectively, "Claims"), which Ferry now has, or which Ferry at any time had, or which Ferry at any time may have, against each or any of the Company Releasees, arising out of or related to any act, omission, or other thing relating to the subject matter of the Additional Redemption Agreement which existed or occurred on or before the date of the execution of this Mutual Release by Ferry.

          2.  Release of Ferry by the Company.  Except for the obligations of
              -------------------------------
Ferry set forth in the Additional Redemption Agreement, the Company, on behalf of itself and its representatives, successors, assigns and affiliates, completely releases and forever discharges Ferry and each of his predecessors, successors, assigns, agents, employees and representatives, and all persons acting by, through, under or in concert with any of them (collectively, referred to as "Ferry Releasees") from any and all Claims which the Company now has, or which the Company at any time had, or which the Company at any time may have, against each or any of the Ferry Releasees arising out of or related to any act, omission, or other thing relating to the subject matter of the Additional Redemption Agreement which existed or occurred on or before the date of the execution of this Mutual Release by the Company.

          3.  Release of Unknown Claims.  Ferry and the Company waive and
              -------------------------
relinquish any and all rights or benefits which he or it may now have under the provisions of Section 1542 of the California Civil Code, which provide as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          Notwithstanding the provisions of Section 1542, Ferry and the Company expressly acknowledge that this Mutual Release is intended to include in its effect, without limitation, all Claims which Ferry and the Company do not know of or suspect to exist in his or its favor at the time of signing this Mutual Release, and that this Mutual Release contemplates the release of any such Claims.

          4.  Release Not Affected by Later Discovery.  Ferry and the Company
              ---------------------------------------
acknowledge that he or it may hereafter discover Claims or facts in addition to or different from those which he or it now know or believe to exist relating to the subject matter of the Additional Redemption Agreement and which, if known or suspected at the time of executing this Mutual Release, may have materially affected this settlement. Nevertheless, Ferry and the Company waive any right, Claim or cause of action that might arise as a result of such different or additional Claims or facts. Ferry and the Company acknowledge that they and it understand the significance and consequence of such a release and specific waiver of Section 1542 of the California Civil Code. Ferry and the Company further waive and relinquish all other statutes, rights, remedies and benefits of all other jurisdiction, state or federal, which are of the same or similar import or effect as Section 1542 of the California Civil Code.

          5.  No Litigation.  Ferry and the Company confirm that he and it have
              -------------
not and will not file any charge, Claim, suit or action against any of the Company Releasees or Ferry Releasees with any court of law or before any federal, state, or administrative agency based on the matters released in this Mutual Release. If any court of law, federal, state or administrative agency assumes jurisdiction of any such charge, Claim , suit or action on behalf of Ferry or the Company, Ferry or the Company, as applicable, will direct that agency or court to withdraw from or dismiss the matter with prejudice.

          IN WITNESS WHEREOF, the parties hereto have executed this Mutual Release as of the date first above written.

                                   "COMPANY"
                                   KORN/FERRY INTERNATIONAL



                                   By: /s/ Elizabeth S.C.S. Murray
                                       -------------------------------
                                   Name:  Elizabeth S.C.S. Murray
                                   Title: Chief Financial Officer
                                               and Executive Vice President
                                   Notice Address:  Korn/Ferry International
                                                    1800 Century Park East
                                                    Suite 900
                                                     Los Angeles, CA  90067

                                   "FERRY"
                                   RICHARD M. FERRY


                                   /s/ Richard M. Ferry
                                   ------------------------------------
                                   Name:  Richard M. Ferry
                                   Notice Address: c/o Korn/Ferry International
                                                   1800 Century Park East
                                                   Suite 900
                                                   Los Angeles, CA  90067